UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2016

VIRTUAL LEARNING COMPANY, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	333-174674	20-2208821
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.01	Corporate Governance and Management

On June 28, 2016, Athena Monahan agreed to sell 7,000,000 of the 10,000,000 shares which she owns, to Vincent Simonelli, lowering her holdings to less than 51% of the common stock, relinquishing a controlling interest in the company. That agreement has now been implemented, and to the knowledge of the officers and directors of the company, no individual or entity currently owns or controls in excess of 50.0% of the company.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On July 20, 2016, at a duly called meeting of the board of directors of the company, Vincent Simonelli was appointed to fill one of the vacancies on the board of directors. Following Simonelli’s appointment to the board, the board accepted the resignation of Mr. Roger Fiddler as the then-serving President/CEO of the company and appointed Mr. Simonelli to that position, to initially serve without pay. Mr. Simonelli was also engaged to be the Chief Financial Officer and Secretary of the company, without pay, until additional personnel could be hired. Mr. Simonelli accepted all of the appointments and engagements. Mr. Fiddler then resigned as a director, leaving a single director (Simonelli) and two vacancies on the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL LEARNING COMPANY, INC.

/s/ Vincent Simonelli
Vincent Simonelli
President

Date: July 28, 2016